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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
ProCentury Corporation:

We consent to the following included herein in the registration statement on Form S-1, Amendment No. 1:

     - The use of our report dated February 20, 2004, with respect to the consolidated balance sheets of ProCentury Corporation and subsidiaries (the Company) as of December 31, 2003 and 2002, and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003 and all related consolidated financial statement schedules. Our report states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles" in 2002.

     - References to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in such registration statement.


/s/ KPMG LLP

Columbus, Ohio
February 25, 2004